UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 6, 2011

GSP-2, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120454
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Gongzhuling State Agriculture Science and Technology Park, location of 998 kilometers, Line 102, Gongzhuling City, Jilin province, China
(Address of principal executive offices)

+86-434-627-8415
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 6, 2011, management of GSP-2, Inc. (the “Company”) concluded that the Company should file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed on March 31, 2011 (the “Annual Report”), to amend the financial statements that were included in the filing due to an administrative error which caused the wrong financial statements to be included in the Annual Report. Accordingly, the balance sheets and the related statements of operations, changes in stockholders’ deficiency and cash flows contained in the Annual Report should no longer be relied upon because of the errors described below.

The balance sheets and the related statements of operations, changes in stockholders’ deficiency and cash flows contained in the Annual Report were incorrectly presented on a condensed basis.  In addition, the statements of operations and cash flows were presented for (i) the three months ended December 31, 2010, (ii) the twelve months ended December 31, 2010 and (iii) the period commencing December 31, 2009 (Inception) to December 31, 2010. However, the statements of operations and cash flows should have been presented for (i) the year ended December 31, 2010, (ii) the one day period ended December 31, 2009 and (iii) the period commencing December 31, 2009 (Inception) to December 31, 2010.  The Company’s management has discussed these matters with its former auditor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSP 2, INC.

Date: May 11, 2011	By:	/s/ Yushan Wei
Yushan Wei President and Chief Executive Officer